Exhibit 24.2

OMNIBUS POWERS OF ATTORNEY

Each person whose signature appears below authorizes each of Leslie S. Brush, Karen M. Mullane and Victoria E. Silbey or any of them as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities including, without limitation, in his or her capacity as an officer, director or manager, as the case may be, of the registrants below, a Market-Maker Registration Statement on Form S-1 and any amendments, including post-effective amendments, thereto relating to the 10 1/4% Senior Subordinated Notes due 2015 of SunGard Data Systems Inc. (the “Senior Subordinated Notes”), the 10 5/8 % Senior Notes due 2015 of SunGard Data Systems Inc. (the “Senior Notes due 2015”), the 7 3/8% Senior Notes due 2018 of SunGard Data Systems Inc. (the “Senior Notes due 2018”), the 7 5/8% Senior Notes due 2020 of SunGard Data Systems Inc. (the “Senior Notes due 2020”) and the guarantees related to each such series of notes, as contemplated under (A) the Registration Rights Agreement, dated as of August 11, 2005, among Solar Capital Corp., SunGard Data Systems Inc., the Guarantors named therein and Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., relating to the Senior Subordinated Notes, (B) the Registration Rights Agreement, dated as of September 29, 2008, among SunGard Data Systems Inc., the Guarantors named therein and Goldman, Sachs & Co., relating to the Senior Notes due 2015 and (C) the Registration Rights Agreement, dated as of November 16, 2010, among SunGard Data Systems Inc., the Guarantors named therein, J.P. Morgan Securities LLC and Goldman, Sachs & Co., relating to the Senior Notes due 2018 and the Senior Notes due 2020 and guarantees, as applicable, and, in each case, to file the same, with all the exhibits thereto, and all other documents in connection therewith, as applicable, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

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This Omnibus Power of Attorney may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of the day of May 26, 2011.

Advanced Portfolio Technologies, Inc.

Automated Securities Clearance LLC

GL Trade Overseas, Inc.

Online Securities Processing Inc.

SunGard Ambit LLC

SunGard Asia Pacific Inc.

SunGard AvantGard LLC

SunGard Business Systems LLC

SunGard Computer Services LLC

SunGard Consulting Services LLC

SunGard CSA LLC

SunGard DIS Inc.

SunGard Energy Systems Inc.

SunGard eProcess Intelligence LLC

SunGard Financial Systems LLC

SunGard Investment Systems LLC

SunGard iWORKS LLC

SunGard iWORKS P&C (US) Inc.

SunGard Kiodex LLC

SunGard Reference Data Solutions LLC

SunGard Securities Finance LLC

SunGard Securities Finance International LLC

SunGard Shareholder Systems LLC

SunGard Software, Inc.

SunGard Systems International Inc.

SunGard VPM Inc.

SunGard Workflow Solutions LLC

/s/ MARTIN R. BOYD
Martin R. Boyd

/s/ SCOTT H. COFFING
Scott H. Coffing

/s/ KENNETH R. DUMMITT
Kenneth R. Dummitt

/s/ DAVID J. HAMILTON
David J. Hamilton

/s/ RAJ A. MAHAJAN
Raj A. Mahajan

/s/ KEVIN T. RAFFERTY
Kevin T. Rafferty

/s/ BRIAN A. TRAQUAIR
Brian A. Traquair

/s/ GREGORY S. WEBBER
Gregory S. Webber